                                                  ------------------------------
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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  SCHEDULE 14A

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /     Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/     Definitive Proxy Statement
/ /     Definitive Additional Materials
/ /     Soliciting Material Pursuant to Section 240.14a-12

                         KENNETH COLE PRODUCTIONS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                ------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/     No fee required.
/ /     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)     Title of each class of securities to which transaction applies:____
(2)     Aggregate number of securities to which transaction applies:____
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):____
(4)     Proposed maximum aggregate value of transaction:____
(5)     Total fee paid:____

/ /     Fee paid previously with preliminary materials.

/ /     Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)     Amount Previously Paid:____
        (2)     Form, Schedule or Registration Statement No.:____
        (3)     Filing Party:____
        (4)     Date Filed:____

                                  Kenneth Cole
                                    New York




Kenneth Cole Productions, Inc.
603 West 50th Street
New York, NY  10019


                                 April 17, 2006

To our Shareholders:

On behalf of the Board of Directors and management of Kenneth Cole Productions, Inc., I cordially invite you to the Annual Meeting of Shareholders to be held on Wednesday, May 17, 2006 at 10:00 A.M. at the Company's administrative offices, 400 Plaza Drive, Secaucus, New Jersey 07094.

At the Annual Meeting, shareholders will be asked to elect six directors and approve the selection of the Company's independent registered public accounting firm. These matters are fully described in the accompanying notice of Annual Meeting and proxy statement.

It is important that your shares be represented whether or not you are able to be present at the Annual Meeting. I am gratified by our shareholders' continued interest in Kenneth Cole Productions, Inc. and urge you to complete, sign and date the enclosed proxy card and return it promptly.



                                        Sincerely,



                                        Kenneth D. Cole
                                        Chairman of the Board of Directors,
                                        and Chief Executive Officer

                         KENNETH COLE PRODUCTIONS, INC.
                              603 West 50th Street
                               New York, NY 10019

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 17, 2006

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Kenneth Cole Productions, Inc. (the "Company"), a New York corporation, will be held on Wednesday, May 17, 2006 at 10:00 A.M. at the Company's principal administrative offices, 400 Plaza Drive, Secaucus, NJ 07094 for the following purposes, or as more fully described in the Proxy Statement accompanying this Notice:

1.      To elect six directors to serve for a term of one year;

2. To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm of the Company to serve for the 2006 fiscal year; and

3. To transact such other business as may properly be brought before the Annual Meeting or any adjournment, postponement or rescheduling thereof in connection with the foregoing or otherwise.

Shareholders of record at the close of business on April 7, 2006 are entitled to notice of and to vote at the meeting and any adjournment thereafter. It is important that your shares be represented at the meeting.

To assure your representation at the Annual Meeting, you are requested to fill in, date and sign the enclosed proxy card, which is solicited by the Company's Board of Directors, and to mail it promptly in the envelope provided. Any shareholder attending the Annual Meeting may vote in person even if he or she previously returned a proxy card.

We encourage you to read the attached Proxy Statement carefully. In addition, you may obtain information about Kenneth Cole Productions, Inc. from the Annual Report to Shareholders for the year ended December 31, 2005 included with this notice and from documents that we have filed with the Securities and Exchange Commission.


                                        By Order of the Board of Directors,


New York, New York                      Michael F. Colosi
April 17, 2006                          SECRETARY


--------------------------------------------------------------------------------
                                    IMPORTANT

A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                         KENNETH COLE PRODUCTIONS, INC.
                              603 West 50th Street
                               New York, NY 10019

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 17, 2006

        This Proxy Statement (the "Proxy Statement") is furnished in connection with the solicitation by the Board of Directors of Kenneth Cole Productions, Inc., a New York corporation ("KCP" or the "Company"), of proxies to be used at the Annual Meeting of Shareholders (the "Annual Meeting"), to be held at the Company's principal administrative offices, located at 400 Plaza Drive, Secaucus, NJ 07094, on Wednesday, May 17, 2006 at 10:00 A.M. and at any adjournment, postponement or rescheduling thereof. The approximate date on which this Proxy Statement, the foregoing notice and the enclosed proxy card were first mailed or given to shareholders was on or about April 17, 2006.


                      GENERAL INFORMATION ABOUT THE MEETING

WHO MAY VOTE

        Each shareholder of record at the close of business on April 7, 2006 will be entitled to vote.

        On April 7, 2006, the Company had outstanding 12,148,057 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock") and 8,010,497 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock"). All of the issued and outstanding shares of Class B Common Stock are owned directly or indirectly by Kenneth D. Cole, Chairman of the Board and Chief Executive Officer of the Company.

        Except as otherwise provided in the Company's Restated Certificate of Incorporation or By-laws, the holders of the Class A Common Stock and the Class B Common Stock vote together as a single class on all matters to be voted upon at the Annual Meeting and any adjournment, postponement or rescheduling thereof, with each record holder of Class A Common Stock entitled to one vote per share of Class A Common Stock, and each record holder of Class B Common Stock entitled to ten votes per share of Class B Common Stock. The Company's Restated Certificate of Incorporation provides that the holders of the Class A Common Stock vote separately as a class to elect 25% (not less than two directors) of the Company's Board of Directors.

VOTING YOUR PROXY

        Whether you hold shares in your name or through a broker, bank or other nominee, you may vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held through a broker, bank or other nominee, by submitting voting instructions to that nominee. For shares held through a broker, bank or other nominee, follow the instructions on the voting instruction card included with your voting materials. If you provide specific voting instructions, your shares will be voted as you have instructed. If you hold shares in your name and sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors. See "Counting the votes" and "Vote required" below for further information.

VOTES NEEDED TO HOLD THE MEETING

        In accordance with New York law and the Company's By-laws, the Annual Meeting will be held if a majority of Kenneth Cole Productions, Inc.'s outstanding shares entitled to vote is present or represented by proxy at the meeting. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the Annual Meeting (an "abstention"), if you:

        -are present and vote in person at the Annual Meeting; or -have properly submitted a proxy card.

        In addition, shares that are present or represented by proxy at the Annual Meeting will be counted for purposes of determining if there is a quorum regardless of whether a broker with authority fails to exercise its authority to vote on some or all of the proposals at the Annual Meeting (a "broker non-vote").

COUNTING THE VOTES

        In the election of Directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. For ratification of Ernst & Young LLP as the Company's independent registered public accounting firm, you may vote "FOR", "AGAINST" or "ABSTAIN". Abstentions and broker non-votes will not be included in the tabulation of the votes cast on any of the proposals at the Annual Meeting.

VOTE REQUIRED

        In the election of Directors, the affirmative vote of a plurality of the shares voting, in person or by proxy, at the Annual Meeting is required to elect each nominee director. All other proposals require the affirmative vote of a majority of the shares voting, in person or by proxy, at the Annual Meeting.

MATTERS TO BE VOTED ON AT THE ANNUAL MEETING

        There are two proposals that will be presented for your consideration at the meeting:

        o       Election of the Board of Directors
        o Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm

OUR VOTING RECOMMENDATIONS

        Our Board of Directors recommends that you vote:
        o       "FOR" each of management's nominees to the Board of Directors
        o "FOR" ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm

COST OF THIS PROXY SOLICITATION

        We have hired Georgeson Shareholder to assist in the distribution of proxy materials to brokers, bank nominees and other institutions for a fee not to exceed $1,500, plus reasonable out-of-pocket expenses. We may also reimburse brokerage firms and other persons representing beneficial owners, such as banks and trustees, of shares for their reasonable expenses in forwarding the voting materials to their customers who are beneficial owners of shares of Class A Common Stock and obtaining their voting instructions.

ATTENDING THE ANNUAL MEETING

        You may vote shares held directly in your name in person at the Annual Meeting. If you choose to attend the Annual Meeting, please bring the enclosed proxy card or proof of identification for entrance to the Annual Meeting. If you want to vote shares that you hold in street name at the Annual Meeting, you must request a legal proxy from your broker, bank or other nominee that holds your shares.

CHANGING YOUR VOTE

        You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may do this by signing a new proxy card with a later date or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy; you must specifically revoke your proxy. See "Voting your proxy" above for further instructions.

VOTING RESULTS

        The preliminary voting results will be announced at the Annual Meeting. The final voting results will be published in our quarterly report on Form 10-Q for the second quarter of fiscal year 2006.

DELIVERY OF VOTING MATERIALS

        To reduce the expenses of delivering duplicate voting materials to our shareholders who may have more than one Kenneth Cole Productions, Inc. stock account, we are taking advantage of new rules that permit us to deliver only one set of voting materials, meaning the proxy statement, proxy card and the 2005 annual report to shareholders, to shareholders who share an address unless otherwise requested.

HOW TO OBTAIN A SEPARATE SET OF VOTING MATERIALS

        If you share an address with another shareholder and have received only one set of voting materials, you may write, e-mail or call us using the contact information set forth below to request a separate copy of these materials at no cost to you. We undertake to deliver promptly to you, upon your request, a separate copy of these materials. For future annual meetings, you may request separate voting materials, or request that we send only one set of voting materials to you if you are receiving multiple copies, by e-mailing us at INVESTRELATIONS@KENNETHCOLE.COM or writing us at Kenneth Cole Productions, Inc., 400 Plaza Drive, Secaucus, NJ 07094, Attn: Investor Relations or calling us at
(201) 864-8080 extension 28451.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of April 7, 2006 with respect to the beneficial ownership of the Class A Common Stock and Class B Common Stock, by (i) each beneficial holder of more than five percent of any class of the Company's voting securities, (ii) each director and nominee for director of the Company who owns shares of any class of the Company's voting securities, (iii) the Company's Chief Executive Officer, and each of the Company's four most highly compensated executive officers, as listed in the Summary Compensation Table, other than the Chief Executive Officer and (iv) all directors and executive officers of the Company, as a group. Except as otherwise indicated, each person listed has sole voting power with respect to the shares beneficially owned by such person.

                                                  Class A Common Stock                       Class B Common Stock
                                                  --------------------                       --------------------
          Name of Beneficial Owner            Number of Shares        Percent            Number of Shares     Percent
          ------------------------            ----------------        -------            ----------------     -------
Kenneth D. Cole (1)                                  9,375,028          46.5% (2)            8,010,497         100.0%
Paul Blum (1)  **                                      191,773           1.6%
Susan Q. Hudson (1) **                                  78,264           *    (3)
Michael Newman (1) **                                    2,178           *
Carol Sharpe (1) **                                        726           *
Denis F. Kelly                                          66,716           *    (4)
Robert C. Grayson                                       68,125           *    (5)
Philip B. Miller                                        30,500           *    (6)
Philip R. Peller (1)                                     3,517           *    (7)
Martin E. Franklin                                          --           *
Royce & Associates, LLC                              1,341,700          11.0% (8)
Fidelity Management & Research                       1,217,100          10.0% (9)
Snow Capital Management, LP                            944,245           7.8% (10)
American Century                                       765,932           6.3% (11)
  Investment Management
Phillips, Hager & North Investment                     688,804           5.7% (12)
  Management Ltd.
All directors and executive officers as a            9,962,366          49.4%                8,010,497         100.0%
  group (17 persons)

---------
* Less than 1.0%
** Not employed with the Company as of April 7, 2006.

(1) The beneficial owner's address is c/o Kenneth Cole Productions, Inc., 603 West 50th Street, New York, NY 10019.
(2) Includes (a) 5,688,066 shares which Mr. Cole has the right to acquire within 60 days upon the conversion of 5,688,066 shares of Class B Common Stock, (b) 120,000 shares of Class B Common Stock held by the Kenneth Cole Foundation of which Mr. Cole is a co-trustee with his wife, which can be converted in Class A shares, (c) 187,500 shares of Class B Common Stock held by KMC Partners of which Mr. Cole is the living partner with 95% ownership, which can be converted in Class A shares, (d) 814,931 shares of Class B Common Stock held in the 2004 Kenneth D. Cole Grantor Remainder Annuity Trust (e) 1,000,000 shares of Class B Common Stock held in the 2005 Kenneth D. Cole Family Grantor Remainder Annuity Trust (f) 200,000 shares of Class B Common Stock in the 2005 Kenneth D. Cole Grantor Remainder Annuity Trust (g) 150,000 shares of Class A Common Stock held by the Kenneth Cole 1994 Charitable Remainder Trust, of which Mr. Cole is the sole trustee, (h) 13,000 shares of Class A Common Stock held by the Kenneth Cole Foundation (i) 108,900 shares of Class A Common Stock held by Mr. Cole and
     (j) 1,080,000 shares which Mr. Cole has the right to acquire within 60 days upon the exercise of options granted to him under the Company's 1994 and 2004 Stock Option Plans, (k) 12,500 of restricted shares that will vest within 60 days under the 2004 Stock Option Plan, (l) 131 shares of dividend equivalent units that will vest within 60 days under the 2004 Stock Option Plan.
(3) Includes 75,500 shares which Ms. Hudson has the right to acquire within 60 days upon the exercise of options granted to her under the Company's 1994 Stock Option Plan. This also includes 1,250 shares of restricted stock which will vest within 60 days under the 2004 Stock Option Plan.
(4) Includes 50,000 shares which Mr. Kelly has the right to acquire within 60 days upon the exercise of options granted to him under the Company's 1994 and 2004 Stock Option Plans. Mr. Kelly's address is c/o Scura, Rise & Partners LLC, 1211 Avenue of the Americas, 27th Floor, New York, NY 10036.
(5) Includes 53,125 shares which Mr. Grayson has the right to acquire within 60 days upon the exercise of options granted to him under the Company's 1994 and 2004 Stock Option Plans. Mr. Grayson's address is c/o Berglass Grayson, 399 Park Avenue, 39th Floor, New York, NY 10022.
(6) Includes 27,500 shares which Mr. Miller has the right to acquire within 60 days upon the exercise of options granted to him under the Company's 1994 and 2004 Stock Option Plans. Mr. Miller's address is c/o Philip B. Miller Associates, 590 Madison Avenue, 27th Floor, New York, NY 10022
(7) Includes 2,500 shares which Mr. Peller has the right to acquire within 60 days upon the exercise of options granted to him under the Company's 2004 Stock Option Plan.
(8) As reported on Schedule 13G as filed with the Securities and Exchange Commission on January 12, 2006. The address of Royce & Associates LLC is 1414 Avenue of the Americas, New York, NY 10019.
(9) As reported on Schedule 13G as filed with the Securities and Exchange Commission on February 14, 2006. The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109.
(10) As reported on Schedule 13G as filed with the Securities and Exchange Commission on January 20, 2006. The address of Snow Capital Management LP is 2100 Georgetowne Drive, Suite 400, Sewickley, PA 15143.
(11) As reported on Schedule 13G as filed with the Securities and Exchange Commission on February 14, 2006. The address of American Century Investment Management, Inc. is 4500 Main Street, 9th Floor, Kansas City, MO 64111.
(12) As reported on Schedule 13G as filed with the Securities and Exchange Commission on March 17, 2006. The address of Phillips, Hager, & North Investment Management Ltd. is 200 Burrard Street, 21st Floor, Vancouver, BC V6C 3N5, Canada.


                      EQUITY COMPENSATION PLAN INFORMATION

The Company had the following securities authorized for issuance under equity compensation plans as of December 31, 2005:

------------------------------- ---------------------------- ---------------------------- ----------------------------
Plan Category                   Number of securities to be   Weighted-average exercise    Number of securities
                                issued upon exercise of      price of outstanding         remaining available for
                                outstanding options,         options, warrants, and       future issuance under
                                warrants, and rights         rights                       equity compensation plans
                                                                                          (excluding securities
                                                                                          reflected in column (a))

                                (a)                          (b)                          (c)
------------------------------- ---------------------------- ---------------------------- ----------------------------
Equity compensation plans
approved by security holders             2,600,717                     $23.64                    1,486,855 (1)
------------------------------- ---------------------------- ---------------------------- ----------------------------
Equity compensation plans not
approved by security holders                N/A                          N/A                          N/A
------------------------------- ---------------------------- ---------------------------- ----------------------------

(1) In addition to options, warrants and rights, the Company's 2004 Stock Incentive Plan (the "2004 Plan") also allows for the grant of restricted stock, performance shares and other equity-based awards. There are no limits on the number of these other types of awards that may be granted under the 2004 Plan, other than the general overall limit on the number of shares available for issuance pursuant to the 2004 Plan.

                       PROPOSAL ONE: ELECTION OF DIRECTORS

        Six directors are to be elected at the Annual Meeting to serve for a term of one year and until their respective successors have been elected and shall qualify. Each proxy received will be voted FOR the election of the nominees named below unless otherwise specified in the proxy. If any nominee shall, prior to the Annual Meeting, become unavailable for election as a director, the persons named in the accompanying form of proxy will vote in their discretion for a nominee, if any, that may be recommended by the Board of Directors, or the Board of Directors may reduce the number of directors to eliminate the vacancy. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve. There are no arrangements or understandings between any director or nominee and any other person pursuant to which such person was selected as a director or nominee.

NOMINEES FOR DIRECTOR

        The Board of Directors has nominated six directors to be elected to the Board of Directors at the Annual Meeting: Kenneth D. Cole, Robert C. Grayson, Denis F. Kelly, Philip B. Miller, Philip R. Peller, and Martin E. Franklin.

        Denis F. Kelly and Robert C. Grayson are the nominees for director for election by the holders of the Class A Common Stock. The other nominees for director will be elected by the vote of the holders of the Class A Common Stock and the holders of the Class B Common Stock voting together as a single class. All nominees are currently directors. Each nominee has agreed to be named in this Proxy Statement and to serve as a director if elected.

     Certain information concerning the nominees is set forth below:


Name                    Age    Principal Occupation                                             Year Became
----                    ---    --------------------                                             -----------
                                                                                                a Director
                                                                                                ----------
Kenneth D. Cole          52    Chairman of the Board and Chief Executive Officer                   1982
Martin E. Franklin       40    Chairman and Chief Executive Officer of Jarden Corporation          2005
Robert C. Grayson        61    President, Robert C. Grayson & Associates, Inc.                     1996
                               and Vice Chairman, Berglass-Grayson
Denis F. Kelly           56    Managing Partner, Scura, Rise & Partners, Inc.                      1994
Philip B. Miller         67    Principal, Philip B. Miller Associates                              2000
Philip R. Peller         66    Independent Business Consultant; Retired Partner,                   2005
                               Arthur Andersen LLP

        KENNETH D. COLE has served as the Company's Chief Executive Officer and Chairman of the Board since its inception in 1982 and was also President until February 2002. Mr. Cole was a founder, and from 1976 through 1982, a senior executive of El Greco, Inc., a shoe manufacturing and design company which manufactured CANDIES women's shoes. Mr. Cole is the Chairman of the Board of Directors of the American Foundation for AIDS Research ( "AmFAR "). In addition, he is on the Board of Trustees of the Sundance Institute and the Council of Fashion Designers of America. Mr. Cole is also a Director and President of nearly all of the wholly-owned subsidiaries of the Company.

        MARTIN E. FRANKLIN has served as the Chairman and Chief Executive Officer of Jarden Corporation since September 2001, Director of FindSVP, Inc. since March 2003, and Director of Apollo Management, L.P. since April 2004. In addition, Mr. Franklin is a principal and executive officer of a number of private investment entities. Prior to this, Mr. Franklin served as Executive Chairman of Bolle Inc. from July 1997 to February 2000. He also held the position of Chairman and CEO of Lumen Technologies, Inc. (formerly BEC Group, Inc.) from May 1996 to December 1998, and its predecessor, Benson Eyecare Corporation, from October 1992 to May 1996. Mr. Franklin is currently a member of the Board of Directors of the Jewish Theological Seminary of America and One Family Fund, and other various charitable organizations.

        ROBERT C. GRAYSON is a partner in Berglass-Grayson, a management consulting and executive search firm. From 1992 to 1996, Mr. Grayson served initially as an outside consultant to Tommy Hilfiger Corp., a wholesaler and retailer of men's sportswear and boyswear, and later accepted titles of Chairman of Tommy Hilfiger Retail, Inc. and Vice Chairman of Tommy Hilfiger Corp. From 1970 to 1992, Mr. Grayson served in various capacities for Limited Inc., including President and CEO of Lerner New York from 1985 to 1992, and President and CEO of Limited Stores from 1982 to 1985. He also serves as a director of Ann Taylor Corporation, Lillian August Inc., Urban Brands, and Know Fat.

        DENIS F. KELLY is a Managing Partner of Scura, Rise & Partners, LLC. From July 1993 to December 2000, Mr. Kelly was the head of the Mergers and Acquisitions Department at Prudential Securities Incorporated. From 1991 to 1993, Mr. Kelly was President of Denbrook Capital Corp., a merchant-banking firm. Mr. Kelly was at Merrill Lynch from 1980 to 1991, where he served as Managing Director, Mergers & Acquisitions from 1984 to 1986, and then as a Managing Director, Merchant Banking, from 1986 to 1991. Mr. Kelly is a director of MSC Industrial Direct, Inc.

        PHILIP B. MILLER is the principal of Philip B. Miller Associates, a consulting firm. Mr. Miller served as Chairman and Chief Executive Officer at Saks Fifth Avenue from 1993 to January 2000 and continued as Chairman until July 2001. Mr. Miller was formerly Chairman and Chief Executive Officer at Marshall Fields, joining that company in 1983 from Neiman Marcus, where he had been President since 1977. Prior to that, he served as Vice Chairman at Lord & Taylor and as Vice President and Merchandise Manager at Bloomingdales. Mr. Miller serves on the Board of Directors at Puig USA, St. John, DSW, and Tri-Artisan Partners. In addition, Mr. Miller also serves on the Board of Directors of the New York Botanical Gardens.

        PHILIP R. PELLER was employed by Arthur Andersen LLP for 39 years. Prior to his retirement from Arthur Andersen in 1999, he served as Managing Partner of Practice Protection and Partner Matters for Andersen Worldwide SC, the coordinating entity for the activities of Arthur Andersen and Andersen Consulting, from 1996 to 1999. Prior to that appointment, Mr. Peller served as the Managing Director - Quality, Risk Management and Professional Competence for the worldwide audit practice. Mr. Peller joined Arthur Andersen in 1960 and was promoted to Audit Partner in 1970. Mr. Peller is a Certified Public Accountant. Mr. Peller is currently a member of the Board of Directors and Chair of the Audit Committee of MSC Industrial Direct Co., Inc. and serves as a consultant to other companies.

There are no family relationships among any directors or executive officers of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES.

NAMED EXECUTIVE OFFICERS

        Kenneth D. Cole, Paul Blum, Carol Sharpe, Susan Q. Hudson, and Michael Newman are the named executive officers of the Company as of the 2005 fiscal year-end. Susan Q. Hudson and Carol Sharpe had entered into employment agreements with the Company as described herein under the caption "Executive Compensation - Employment Contracts".

        Certain information regarding the Named Executive Officers of the Company, other than Mr. Blum, Ms. Hudson, Mr. Newman, and Ms. Sharpe is set forth above.

        PAUL BLUM was appointed President of the Company in February 2002, and also served as a Director. He previously served as Chief Operating Officer since February 1998. Effective January 2006, Mr. Blum is no longer with the Company.

        SUSAN Q. HUDSON served as Senior Vice President - Wholesale since February 1998. Effective January 2006, Ms. Hudson is no longer with the Company.

        MICHAEL NEWMAN joined the Company as Vice Chairman in March 2004. Effective March 2006, Mr. Newman is no longer with the Company.

        CAROL SHARPE joined the Company as Senior Vice President, Consumer Direct in July 2004. Ms. Sharpe was President of Retail at Donna Karan, Inc. from October 2002 to June 2004. From October 1989 to May 2002, Ms. Sharpe was at
J. Crew where she held numerous positions, the last of which was Executive Vice President of Merchandising. Effective April 2006, Ms. Sharpe is no longer with the Company.

BOARD OF DIRECTORS AND BOARD COMMITTEES

        The Board of Directors (the "Board") met seven times in 2005. The standing committees of the Board include the Audit Committee, Compensation Committee and Corporate Governance/Nominating Committee. Because more than 50% of the voting power of the Company is controlled by Mr. Cole, the Company is a "controlled company" under the New York Stock Exchange ("NYSE") listing standards. Accordingly, the Company is exempt from the provisions of the NYSE listing standards requiring: (i) a board consisting of a majority of directors who have been determined to be "independent" under the criteria set forth in the NYSE listing standards; (ii) a nominating committee composed entirely of such independent directors; and (iii) a compensation committee composed entirely of such independent directors. However, notwithstanding this exemption, as described more fully below, the Company has a Board consisting of a majority of independent directors, and has Audit, Compensation and Corporate Governance/Nominating Committees composed entirely of independent directors.

        As required by applicable New York Stock Exchange ("NYSE") listing standards, the Board has adopted charters for the Audit, Compensation and Corporate Governance/Nominating Committees. These charters are available on the Company's website at WWW.KENNETHCOLE.COM.

        AUDIT COMMITTEE. The Audit Committee, currently composed of Mr. Peller (Chairman), Mr. Kelly, Mr. Miller, Mr. Grayson, and Mr. Franklin met five times during 2005. In addition, the Chairman of the Audit Committee participated in additional conference calls to review earnings press releases and the Company's filings on Form 10-Q with members of management and the independent auditors during 2005. The Audit Committee assists the Board in fulfilling its oversight responsibilities to shareholders, the investment community and others for monitoring (1) the quality and integrity of the financial statements of the Corporation; (2) the Corporation's compliance with ethical policies contained in the Corporation's Code of Conduct, and legal and regulatory requirements; (3) the independence, qualification and performance of the independent registered public accounting firm; and (4) the performance of the internal auditors. The Audit Committee also selects, subject to shareholder approval, and engages the independent registered public accounting firm to audit the financial statements of the Corporation and Management's assessment of internal controls over financial reporting, reviews the scope of the audits, and establishes policy in connection with internal audit programs of the Corporation. The Committee also pre-approves all audit and non-audit services provided by the independent registered public accounting firm. See "Audit Committee Report" below for further information. Each Audit Committee member is an independent director and satisfies the financial literacy requirements of the NYSE. The Board has determined that Mr. Peller satisfies the requirements for an "audit committee financial expert" under the rules and regulations of the Securities and Exchange Commission and that he is independent, as defined in the NYSE Listing Standards.

        COMPENSATION COMMITTEE. The Compensation Committee consists of all of the non-employee directors: Mr. Grayson (Chairman), Mr. Kelly, Mr. Miller, Mr. Peller, and Mr. Franklin. Information regarding the function and responsibilities of the Compensation Committee is included in this Proxy Statement under the caption "Compensation Committee Report on Executive Compensation." During 2005, the Compensation Committee met three times.

        CORPORATE GOVERNANCE COMMITTEE. The Corporate Governance/Nominating Committee is comprised of the following: Mr. Miller (Chairman), Mr. Franklin, Mr. Grayson, Mr. Kelly, and Mr. Peller. The Corporate Governance/Nominating Committee assists the full Board of Directors in fulfilling its responsibilities to assure that the Company is governed in a manner consistent with the interests of the shareholders of the Company. The Corporate Governance/Nominating Committee advises the Board with respect to: (a) Board organization, membership and function; (b) committee structure, membership and operations (including any committee authority to delegate to subcommittees); (c) succession planning for the executive officers of the Company; (d) the Company's Employee Code of Conduct, Business Partner Terms of Engagement, factory compliance, labor compliance, and other governance and compliance programs and policies and any modifications to such programs and policies; and (e) other matters relating to corporate governance and the rights and interests of the Company's shareholders. The Charter for the Corporate Governance/Nominating Committee is attached as Appendix A.


DIRECTOR NOMINATION PROCESS

        The Board, as assisted by its Corporate Governance/Nominating Committee, determines the nominees for director in accordance with the NYSE listing standards. The criteria used by the Board and the Corporate Governance/Nominating Committee are set forth in the Corporate Governance/Nominating Committee Charter. The Board will evaluate candidates recommended by shareholders in the same manner as candidates identified by the Board. A shareholder wishing to nominate a candidate should do so in accordance with the guidelines set forth under "Shareholder Proposals for the 2007 Annual Meeting."


SHAREHOLDER COMMUNICATIONS TO DIRECTORS

        The Board of Directors has established a process by which interested shareholders may communicate with any presiding member of the Company's Board of Directors. If you wish to communicate with one or more of the Kenneth Cole Productions, Inc. Board of Directors, please use one of the following options:

E-Mail the Presiding Director: PRESIDINGDIRECTOR@KENNETHCOLE.COM or
Write to the Board of Directors:
Name of Board Member
C/O Kenneth Cole Productions, Inc. Secretary
Kenneth Cole Productions, Inc.
603 West 50th Street
New York, NY 10019

Concerns and communications will be referred by the Secretary of Kenneth Cole Productions, Inc. to the general Board or the designated Board member. Any complaint or concern can be reported anonymously or confidentially.

DIRECTOR ATTENDANCE AT ANNUAL MEETING OF SHAREHOLDERS

        It has been the longstanding practice of the Company for all directors to attend the Annual Meeting of Shareholders, if available. All directors who were elected to the Board at the last Annual Meeting were in attendance at the 2005 Annual Meeting of Shareholders.

DIRECTOR PRESIDING AT EXECUTIVE SESSIONS

        The Board of Directors schedules executive sessions without any management members present in conjunction with each regularly scheduled Board meeting. The executive sessions consist of members of the Audit Committee which meets with the Company's Director of Internal Audit and Independent

Registered Public Accounting Firm. Mr. Philip R. Peller, Chairman of the Audit Committee, presides at these executive sessions of non-management directors.

OTHER CORPORATE GOVERNANCE POLICIES

        CORPORATE GOVERNANCE POLICIES. The Board adopted Corporate Governance Policies in 2003 to comply with the NYSE listing standards. These policies guide the Company and the Board on matters of corporate governance, including director responsibilities, Board committees and their charters, director independence, director qualifications, director compensation and evaluations, director access to management, Board access to outside financial, business and legal advisors, and management development. These policies are available on the Company's website at WWW.KENNETHCOLE.COM. Shareholders may also contact Investor Relations, 400 Plaza Drive, Secaucus, NJ 07094 or call (201) 864-8080 extension 28451 to obtain a copy of the policies without charge.

        COMMITTEE AUTHORITY TO RETAIN INDEPENDENT ADVISORS. Each of the Audit and Compensation Committees has the authority to retain independent advisors and consultants, with all fees and expenses to be paid by the Company.

        CODE OF CONDUCT. The Company has a Code of Conduct (the "Code") that applies to all the Company's directors, executive officers, and employees, including the chief executive officer, chief financial officer, the principal accounting officer, and the controller (and any person performing similar functions). The Code is available on the Company's website at WWW.KENNETHCOLE.COM. Shareholders may also contact Investor Relations, 400 Plaza Drive, Secaucus, NJ 07094 or call (201) 864-8080 extension 28451 to obtain a copy of the Code without charge.

        WHISTLEBLOWER PROCEDURES. The Audit Committee has established procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (2) the confidential and anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters. These procedures are available on the Company's website at WWW.KENNETHCOLE.COM.

        NO EXECUTIVE LOANS. The Company does not extend loans to executive officers or directors and has no such loans outstanding.

                          REPORT OF THE AUDIT COMMITTEE

        The Audit Committee reports to and acts on behalf of the Board of Directors by providing oversight of the financial management, independent registered public accounting firm and financial reporting procedures of the Company. The Company's management is responsible for preparing the Company's financial statements and the independent registered public accounting firm is responsible for auditing those financial statements and Management's assessment of internal controls over financial reporting. The Audit Committee is responsible for overseeing the conduct of these activities by the Company's management and the independent registered public accounting firm.

        In this context, the Committee has met and held discussions with management and the independent registered public accounting firm (including private sessions with the internal auditors and the independent registered public accounting firm.) Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and that internal controls over financial reporting were effective as of December 31, 2005. The Committee has reviewed and discussed the consolidated financial statements and management's assessment of internal controls, with management and the independent registered public accounting firm.

        The Committee has discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended by Statement on Auditing Standards No. 90 (Communication With Audit Committees) (including significant accounting policies, alternative accounting treatments and estimates, judgments and uncertainties.) In addition, the independent registered public accounting firm provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee and the independent registered public accounting firm have discussed their independence from the Company and its management, including the matters in those written disclosures. Additionally, the Committee considered the fees and costs billed and expected to be billed by the independent registered public accounting firm for those services (as shown on page 21 of this proxy statement.) The independent registered public accounting firm provided audit, audit-related and tax services during 2005. Any fees and costs incurred in connection with these services must be pre-approved by the Committee in accordance with the Audit and Non-Audit Services Pre-Approval Policy, as adopted by the Committee. When approving the retention of the independent registered public accounting firm for non-audit services, the Committee has to consider whether the retention of the independent registered public accounting firm to provide non-audit services is compatible with maintaining auditor independence.

        The Committee also has discussed with the Company's internal auditors and independent registered public accounting firm, with and without management present, their evaluations of the Company's internal accounting controls and the overall quality of the Company's financial reporting.

        In further reliance on the reviews and discussions with management and the independent registered public accounting firm referred to above, the Audit Committee recommended to the Board of Directors on March 1, 2006, and the Board approved, the inclusion of the audited financial statements in the Company's Annual Report of Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the Board of Directors, and the Board approved, subject to shareholder ratification, the selection of the Company's independent registered public accounting firm.

                                        AUDIT COMMITTEE
                                        Philip R. Peller (Chairman)
                                        Denis F. Kelly
                                        Robert C. Grayson
                                        Philip B. Miller
                                        Martin E. Franklin

        The foregoing Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.


DIRECTOR COMPENSATION

        Directors who are also employees of the Company are not paid any fees or other remuneration, as such, for service on the Board or any of its Committees.

        During 2005, each non-employee director received a retainer of $6,250 per quarter. In addition, non-employee directors receive $1,000 (Chairman $1,500) for each regularly scheduled quarterly Board meeting, Audit Committee meeting and Compensation Committee meeting they attend. The Company's 2004 Stock Incentive Plan provides that each non-employee director receives an automatic option grant at the inception of their service on the Board and annual grants thereafter as follows: (i) initial grant of an option to purchase 5,000 shares of Class A Common Stock upon agreeing to serve as a director, pro rated based upon the number of months remaining until the next annual meeting of shareholders and (ii) an annual grant of an option to purchase 5,000 shares of Class A Common Stock to be made at the first meeting of the Company's Board following each annual meeting of shareholders. All options granted to non-employee directors have a per share exercise price equal to 100% of the fair market value of one share of Class A Common Stock on the date of grant. These options expire ten years from the date of grant and vest in 50% increments on the first and second anniversaries of the date of grant. In addition, non-employee directors are reimbursed by the Company for all travel expenses related to meetings.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Based upon a review of the filings furnished to the Company pursuant to Rule 16a-3(e) promulgated under the Securities Exchange Act of 1934, as amended (the "Act") and on written representations from its executive officers, directors and persons who beneficially own more than 10% of the Class A Common Stock, the Company believes that all filing requirements of Section 16(a) of the Act were complied with during the year ended December 31, 2005.




                  CERTAIN RELATIONSHIPS AND OTHER TRANSACTIONS

        During 2005, the Company made payments of approximately $459,000 to a company in connection with the hire and use of aircraft owned or partially owned by Kenneth D. Cole. All transactions were made on similar terms and conditions that could have been obtained with unrelated third parties.


                                                       EXECUTIVE COMPENSATION

                                                     SUMMARY COMPENSATION TABLE


        The following table sets forth the aggregate compensation awarded to, earned by or paid to the Company's Chief Executive
Officer and to each of the Company's four most highly compensated executive officers, other than the Chief Executive Officer,
(together, the "Named Executive Officers"), for services rendered in all capacities to the Company and its subsidiaries for the years ended December 31, 2005, 2004 and 2003.


                                                                                 LONG-TERM COMPENSATION
                                                                                --------------------------------------
                                                  ANNUAL COMPENSATION                   AWARDS (4)         PAYOUTS ($)
                                                  --------------------------------------------------------------------
NAME AND                                                       OTHER            RESTRICTED     SECURITIES             ALL
PRINCIPAL                                                      ANNUAL           STOCK          UNDERLYING   LTIP      OTHER
POSITION                    YEAR    SALARY        BONUS        COMPENSATION     AWARD(S)       OPTIONS/     PAYOUTS   COMPENSATION
                                    ($)            ($)          ($) (1)         ($)            SARS (#)     ($)       ($)
Cole, Kenneth D.            2005    $1,000,000    $  500,000   $110,000         $1,499,000          --       --       $   50,000 (3)
   Chairman and Chief       2004    $1,000,000    $1,200,000         --                 --     250,000       --       $   50,000 (3)
   Executive Officer        2003    $1,000,000    $1,000,000         --                 --     250,000       --       $  100,000 (3)

Blum, Paul (5)              2005    $   850,000   $  110,000   $14,400          $  299,800          --       --       $  131,000 (2)
   President                2004    $   800,000   $  480,000   $14,400                  --      65,000       --       $  130,460
                            2003    $   700,000   $  350,000   $14,400                  --      65,000       --       $  129,900

Hudson, Susan Q. (5)        2005    $   450,000   $   56,000   $11,000          $  269,820          --       --       $   88,000 (2)
   Senior Vice President    2004    $   425,000   $  100,000   $12,000                  --          --       --       $   87,460
                            2003    $   375,000   $   80,000   $12,000                  --      20,000       --       $   86,900

Newman, Michael (5)         2005    $   450,000           --        --          $  449,700          --       --               --
  Vice Chairman             2004    $   250,000           --        --                  --          --       --               --
                            2003             --           --        --                  --          --       --               --

Sharpe, Carol (5)           2005    $   500,000   $   25,000   $12,000          $  249,823          --       --       $    2,594 (2)
   Senior Vice President    2004    $   450,000           --   $12,000                  --          --       --               --
                            2003             --           --        --                  --          --       --               --

    -------------
        (1)     Amounts represent payments to the Named Executive Officers for car allowance. For Mr. Cole, the 2005 amount also includes $87,000 of the Company's incremental cost to provide Company aircraft to him for his personal travel. Under
                Board Policy, for security reasons, the aircraft is made available to Mr. Cole for both business and personal travel. Mr. Cole did not use the aircraft for any personal flights in 2003 and 2004.
        (2)     Amounts represent the Company's contribution during 2005 to the defined contribution supplemental executive retirement plan ("SERP") and the Company's matching contribution to the 401(k) plan. Benefits earned under the SERP begin vesting after 3 years, become 60% vested after 9 years, 75% vested upon the participant retiring at age 60 or later, and 100% vested upon the participant's death while employed with the Company. Payments made for the SERP and the matching contribution to the 401(k) during 2005 were as follows respectively: a) Mr. Blum $128,000 and $3,000;
                b) Ms. Hudson $85,000 and $3,000; c) Ms. Sharpe $0 and $2,594.
        (3)     Payments made for life insurance policy for Mr. Cole.
        (4)     The value of all restricted stock awards held at the end of the last fiscal year was $1,275,000 for Mr. Cole,
                $255,000 for Mr. Blum, $195,483 for Ms. Hudson, $297,483 for Mr. Newman, and $184,161 for Ms. Sharpe. Such value is calculated by multiplying the closing market price for the stock on the last trading day of the last fiscal year, by the number of restricted shares held by Mr. Cole, Mr. Blum, Ms. Hudson, Mr. Newman, and Ms. Sharpe, respectively, on that date. The number of the restricted stock awards held by Mr. Cole, Mr. Blum, Ms. Hudson, Mr. Newman, and Ms.
                Sharpe at the end of the last fiscal year was 50,000, 10,000, 7,666, 11,666, and 7,222, respectively. Restrictions lapse ratably over three - and four- year periods. Dividends accrue on restricted stock. Subsequent to year-end, Mr.
                Blum, Ms. Hudson, Mr. Newman and Ms. Sharpe have left the Company. As a result, they have forfeited some or all of their rights with respect to their Long-Term Compensation Awards.
        (5)     Not employed with the Company as of April 7, 2006.

                        OPTION GRANTS IN LAST FISCAL YEAR


        No stock options or stock appreciation rights to purchase Class A Common Stock were granted to the Named Executive Officers during 2005.


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

        The following table sets forth the aggregated option exercises during 2005 and the number and value of unexercised options held by the Named Executive Officers as of December 31, 2005.

                                                      Number of Securities         Value of Unexercised
                                                     Underlying Unexercised        In-the-Money Options
                                                   Options At Fiscal Year-End     At Fiscal Year-End (1)
                          Shares        Value      --------------------------     ----------------------
                        Acquired on    Realized
Name                    Exercise (#)      ($)      Exercisable  Unexercisable   Exercisable  Unexercisable
----                    ------------      ---      -----------  -------------   -----------  -------------
Kenneth D. Cole               75,000   $1,205,595     985,000        265,000     $5,083,625      $973,250
Paul Blum                     75,000    1,289,378     113,167        106,833        400,925       248,825
Susan Q. Hudson                   --           --      68,500         21,500        519,213        81,975
Michael Newman                    --           --          --             --             --            --
Carol Sharpe                      --           --          --             --             --            --

-----------------
(1) The value of unexercised, in-the-money options is the difference between the exercise price of the options and the fair market value of the Class A Common Stock at December 31, 2005 ($25.50).


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Company's Board approves compensation decisions recommended by the Compensation Committee. The Compensation Committee is composed of Mr. Grayson (Chairman), Mr. Kelly, Mr. Miller, Mr. Peller and Mr. Franklin. Kenneth D. Cole, and Paul Blum, each of whom was an executive officer and director of the Company during 2005, participated in the Board's deliberations regarding certain executive compensation matters.

EMPLOYMENT AGREEMENTS

        The Company presently does not have an employment agreement with Mr. Cole or any other Named Executive Officer, other than Ms. Hudson and Ms. Sharpe.

        Effective January 2006, Susan Q. Hudson, Senior Vice President of the Company's Wholesale businesses, is no longer with the Company. Ms. Hudson and the Company entered into a letter agreement, dated October 11, 2005, (the "Letter Agreement"). The Letter Agreement provided that Ms. Hudson was entitled to receive a lump sum payment of $200,000 upon the execution and effectiveness of a general release in favor of the Company, a bonus payment of $56,000 for service in 2005, payable on or about March 1, 2006, the continuation of her salary at a reduced rate of $9,615.38 bi-weekly through January 15, 2007, and the continuation of health benefits until the earlier of January 15, 2007 or the date she becomes eligible for coverage with another employer. In addition, her existing stock options and restricted stock will continue to vest until the earlier of January 15, 2007 or the date she becomes employed with another employer. Ms. Hudson agreed not to compete with the Company for six months following her termination and not to solicit any employees for 24 months following her termination.

        Carol Sharpe joined the Company in July 2004 as Senior Vice President of Consumer Direct, and entered into a letter agreement with the Company ("Ms. Sharpe's Letter Agreement"). Ms. Sharpe's Letter Agreement provides that Ms. Sharpe is entitled to receive an annual salary of $500,000 and target annual bonus award based on 60% of the actual base salary paid for the prior fiscal year. Ms. Sharpe is also eligible to participate in the Company's SERP and 401(k) Plan, basic health, life, accidental death, and business accident insurance. Ms. Sharpe received a one-time signing bonus of $25,000 upon execution of the Agreement, subject to recapture if she voluntarily terminated her employment within one year of her commencement of employment.

        Effective April 2006, Ms. Sharpe is no longer with the Company. Ms. Sharpe's Letter Agreement provides that Ms. Sharpe is entitled to (i) a continuation of base salary for six months (such amounts to be offset by any compensation earned during this period) and (ii) a continuation of health and life insurance coverage for the same period as she receives a continuation of salary. In addition, Ms. Sharpe agreed not to compete with the Company for six months and not to solicit any employees for twenty-four months following her termination of employment.


                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

        THE COMMITTEE. The Compensation Committee is comprised of five non-employee directors: Mr. Robert C. Grayson, Committee Chairman, and Messrs. Martin E. Franklin, Denis F. Kelly, Philip B. Miller, and Philip R. Peller, each of whom the Company's Board of Directors, in its business judgment, has determined satisfy the independence requirements of the New York Stock Exchange. The Compensation Committee is responsible for approval and administrative oversight of the compensation and certain benefit programs for the Named Executive Officers, as well as all other senior executives. The Compensation Committee reviews and approves the short-term and long-term incentive compensation programs for senior executives, including performance goals, as well as significant changes in the design of benefit programs. In addition, the Committee conducts an annual self-assessment and is also responsible for evaluating the performance and reviewing and recommending the compensation of the Chief Executive Officer. The Compensation Committee met three times in fiscal year 2005.

GUIDING COMPENSATION PRINCIPLES. The Company's executive compensation program is designed to:

        o encourage the attainment of the Company's long and short-term strategic and financial objectives;

        o       align executives' interest with our shareholders;

        o reward executives for improvement in fully diluted earnings per share;

        o be competitive in comparison with a select group of peer companies; and

        o favor performance-based pay as an increasing portion of total compensation as the level of executive becomes more senior.

TYPES OF COMPENSATION. The Company's executive compensation program consists of two main types of compensation:

        o ANNUAL COMPENSATION includes base salary and annual bonus. The amounts of any annual bonus paid are based upon the degree to which specific financial objectives are accomplished.

        o LONG-TERM COMPENSATION includes stock options and restricted stock. The value of stock options and restricted stock depends upon the value of the Company's stock.

        ANNUAL COMPENSATION -- BASE SALARY. The Compensation Committee determines the level of executives' salaries by considering the responsibilities associated with their positions, the skills and experience required for the job, their individual performance, business performance, and labor market conditions, among others. Salary increases are considered annually and are based on both financial and non-financial results achieved by the Company and the executive during the preceding fiscal year. Actual decisions to adjust salaries on an annual or other basis are contingent on market conditions, business and individual employee performance and based on subjective determinations by the Compensation Committee.

        ANNUAL COMPENSATION -- BONUS. The annual bonus for each executive officer is an amount which is based upon the achievement of objective Company performance goals, set at the beginning of each fiscal year, such as earnings per share, net income/operating profit, net sales, return on investment and operating cash flow, as well as individual objectives. Awards are targeted to a percent of salary, which if earned, will result in competitive pay for competitive performance.

        LONG-TERM COMPENSATION. The Compensation Committee will annually establishes equity award guidelines for each grade-level designer to be competitive with our compensation peer group, as the basis for making individual option and restricted stock awards. The size of each award reflects the recipient's position, past performance and anticipated level of future contribution. The Committee believes these awards provide a strong incentive for the executives to maximize long-term stockholder value and assist in the retention of executives.

        STOCK OPTION AWARDS. All stock options have an option price equal to the market value of the Company's stock on the grant date. The maximum term of each grant is typically ten years. The Compensation Committee did not award stock options to executive officers in 2005, as the Company is transitioning to awards in the form of restricted stock.

        RESTRICTED STOCK AWARDS. Restricted stock awards vest, on a ratable basis, over a three to four year period from the grant date, based upon the participant's continued service with the Company and/or the achievement of objective performance goals. 158,000 shares of restricted stock were granted in 2005 to certain executive officers.

        CHIEF EXECUTIVE OFFICER'S COMPENSATION. Kenneth D. Cole is the Chairman of the Board of Directors and also Chief Executive Officer of the Company. Mr. Cole's base salary did not increase in 2005, and remained at $1.0 million.

        The Compensation Committee set specific financial performance goals for Mr. Cole at the beginning of fiscal year 2005 for annual bonus compensation purposes. Mr. Cole's maximum bonus target of 200% of base salary was conditioned upon the Company's attaining pre-set goals for fully diluted earnings per share.

        Based upon the Committee's assessment of Mr. Cole's and the Company's performance during fiscal year 2005, in which a percentage of the targets were achieved, he was awarded total annual incentive payments of $500,000 representing 50% of his fiscal year 2005 base salary. This amount was approximately 25% of the maximum award possible under the Company's 2005 Bonus Plan.

        On May 1, 2005, as part of an annual review and determination of equity compensation awards, described above, Mr. Cole was granted 50,000 shares of restricted stock, having a grant date value of $1,499,000. In addition, the Company accelerated the vesting of 250,000 "out-of-the-money" stock options held by Mr. Cole. The per share exercise price for these options was $32.09, which was above the $30.34 fair market value of the Company's Class A common stock on the date of the acceleration.

        TAX DEDUCTIBILITY OF COMPENSATION. Section 162(m) of the Code limits the tax deductibility of certain compensation paid to the Named Executive Officers. This provision disallows the deductibility of compensation paid to any one Named Executive Officer in excess of $1 million per year unless it is considered performance-based compensation under Section 162(m). The Committee generally endeavors to pay compensation to our executives, which is fully tax deductible. However, the Committee periodically makes exceptions to this, and reserves the right, from time to time, to forgo any or all of the Company's tax deduction if it believes such decision to be in the best long-term interests of the Company. For 2005, the Committee believes that all of the compensation paid to the Named Executive Officers will be fully deductible by the Company.

        SUMMARY. The Company believes the compensation programs of the Company are strategically integrated with the Company's business plan and are properly aligned with stockholders' interests. The programs over the past year have placed increased emphasis upon the retention of exceptional managers and rewarding them appropriately for exceptional results. The Company continually monitors these programs and changes them in recognition of the dynamic, global marketplace in which the company competes. The Company will continue to emphasize performance and equity-based compensation that are intended to result in increased shareholders' returns.

                                        COMPENSATION COMMITTEE

                                        Robert C. Grayson (Chairman)
                                        Denis F. Kelly
                                        Philip B. Miller
                                        Philip R. Peller
                                        Martin E. Franklin

        The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

STOCK PERFORMANCE GRAPH

The following graph compares the yearly percentage change in the cumulative total shareholder return on the Class A Common Stock during the period beginning on December 31, 2000 and ending on December 31, 2005 with the cumulative total return on the Standard & Poor's 500 Composite Index and the Standard & Poor's Footwear Index. The comparison assumes that $100 was invested on December 31, 2000 in the Class A Common Stock in the foregoing indices and assumes the reinvestment of dividends.


                  COMPARISION OF 5 YEAR CUMULATIVE TOTAL RETURN
            AMONTH KENNETH COLE PRODUCTIONS, INC., THE S&P 500 INDEX
                           AND THE S&P FOOTWEAR INDEX









                               [PERFORMANCE GRAPH]










                      COMPARISON OF CUMULATIVE TOTAL RETURN

  Measurement Period         Kenneth Cole                         S+P
(Fiscal Year Covered)      Productions, Inc.      S+P 500       Footwear
---------------------      ----------------       -------       --------

        2000                    100.00             100.00        100.00
        2001                     43.98              88.12        101.33
        2002                     50.43              68.64         84.09
        2003                     73.49              88.33        128.56
        2004                     78.45              97.94        169.06
        2005                     66.31             102.75        170.05

                       PROPOSAL TWO: SELECTION OF AUDITORS

  RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Subject to ratification by the shareholders, the Board has reappointed Ernst & Young LLP as independent registered public accounting firm to audit the financial statements of the Company for 2006 and Management's assessment of internal controls over financial reporting. Fees for the last annual audit were $1,125,000 in addition to audit-related services of $3,000, and tax services of $126,000.

        Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company's financial statements for the years ended December 31, 2005 and December 31, 2004, and Management's assessment of internal controls over financial reporting for the year ended December 31, 2005, as well as fees billed for other services rendered by Ernst & Young LLP during those periods.

                                   2005              2004

Audit fees:                   $    1,125,000    $    1,231,000
Audit-related fees:                    3,000            19,000
Tax fees:                            126,000            87,000
All other fees:                            0                 0
                              --------------    --------------
Total:                        $    1,254,000    $    1,337,000
                              ==============    ==============


The nature of services provided in each of the Categories listed above is described below:

        AUDIT FEES - Includes fees for services rendered for the audits of the consolidated financial statements of the Company, Management's assessment of internal controls over financial reporting, quarterly reviews, statutory audits, and accounting consultations necessary to comply with the standards of the Public Company Accounting Oversight Board (United States);

        AUDIT RELATED FEES - Includes fees for the use of the Ernst & Young LLP online research tool and audit of the employee benefit plan in 2004; and,

        TAX FEES - Includes fees for review of federal and state tax returns, tax compliance matters, assistance with tax audits and state and local tax planning.

THE AUDIT COMMITTEE AND BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE "FOR" PROPOSAL TWO: SELECTION OF AUDITORS.

                SHAREHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

        Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders in 2007 must be received by December 1, 2006 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Proposals of shareholders intended to be considered at the Annual Meeting of Shareholders in 2007, but not included in the Company's proxy statement and form of proxy related to that meeting, must be received by February 1, 2007, or the persons appointed as proxies may exercise their discretionary voting authority with respect to the proposal. Shareholder proposals should be directed to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement. Any such proposals will need to comply with the SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

                                  OTHER MATTERS

        The Board does not intend to bring any matter before the Annual Meeting except as specifically indicated in the attached Notice, nor does the Board know of any matters that anyone else proposes to present for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the persons named in the enclosed proxy card, will vote or otherwise act thereon in accordance with their judgment on such matters.

        Copies of the Company's 2005 Annual Report to Shareholders are being mailed simultaneously with this Proxy Statement. The Company will provide to each shareholder, without charge and upon written request, a copy of the Company's Annual Report on Form 10-K. Any such written request should be directed to Kenneth Cole Productions, Inc., 400 Plaza Drive, Secaucus, New Jersey 07094, Attn: Investor Relations or by e-mail to INVESTRELATIONS@KENNETHCOLE.COM. In addition, the Annual Report can be accessed on the Company's website WWW.KENNETHCOLE.COM.


                                        By Order of the Board of Directors,


                                        Michael F. Colosi
                                        SECRETARY

                                                                      APPENDIX A


                   CHARTER OF CORPORATE GOVERNANCE/NOMINATING
                                    COMMITTEE

PURPOSE

        The Corporate Governance/Nominating Committee shall assist the full Board of Directors in fulfilling its responsibilities to assure that the Company is governed in a manner consistent with the interests of the shareholders of the Company. Without limiting the foregoing, the Corporate Governance/ Nominating Committee shall advise the Board with respect to: (a) Board organization, membership and function; (b) committee structure, membership and operations (including any committee authority to delegate to subcommittees); (c) succession planning for the executive officers of the Company; (d) the Company's Employee Code of Conduct, Business Partner Terms of Engagement, factory compliance, labor compliance, and other governance and compliance programs and policies and any modifications to such programs and policies; and (e) other matters relating to corporate governance and the rights and interests of the Company's shareholders.

MEMBERSHIP AND QUALIFICATION

        The Committee shall consist of three or more independent directors. The Committee members shall be elected by the Board annually for terms of one year, or until their successors shall be duly elected and qualified. The Board may remove any committee member at any time. Unless a Committee Chairman is elected by the full Board, the Committee members may designate a Chairman.

MEETINGS AND OTHER ACTIONS

        The Committee shall meet at least once a year. Meetings may be called by the Chairman of the Committee or the Chairman of the Board. The Committee may meet via telephone conference calls and may take action by written consent.

GOALS, RESPONSIBILITIES AND AUTHORITY

        In carrying out its mission, the Committee shall have the following goals, responsibilities and authority:

BOARD OF DIRECTORS

        A. Evaluate periodically the desirability of and recommend to the Board any changes in the size and composition of the Board.
        B. Evaluate and recommend directors in accordance with the following general and specific criteria. Director selection should include at least enough independent directors to satisfy requirements of the Board. Independent directors should have appropriate skills, experiences and other characteristics to provide qualified persons to fill all Board committee positions required to be filled by independent directors. Subject to the right of the Corporate Governance/Nominating Committee and the Board to decide otherwise when deemed appropriate, the Chief Executive Officer of the Company generally should be a director and, depending on the circumstances, certain other members of management, as well as certain individuals having relationships with the Company that prevent them from being Independent Directors, may be appropriate members of the Board. Each director should be a person of integrity and honesty, be able to exercise sound, mature and independent business judgment in the best interests of the shareholders as a whole, be recognized as a leader in business or professional activity, have background and experience that will complement those of other board members, be willing to ask hard questions, be able to actively participate in Board and Committee meetings and related activities, be able to work professionally and effectively with other Board members and the Company's management, be available to remain on the Board long enough to make an effective contribution, and have no material relationship with competitors or other third parties that could present realistic possibilities of conflict of interest or legal issues. In identifying and recommending director nominees, the Corporate Governance/Nominating Committee may take into account such factors as it determines appropriate, including any recommendations made by the shareholders of the Company. It will evaluate candidates recommended by shareholders in the same manner as candidates identified by the Board itself. In evaluating nominees, the Corporate Governance/Nominating Committee should take into account any particular needs of the Company based on its business, size, ownership, growth objectives, community, customers and other characteristics and will need to be adjusted and refocused as these Company characteristics change and evolve. It should consider the Company's belief that gender and ethnic diversity provide additional perspectives that are helpful.

        C. Evaluate each new director candidate and each incumbent director before recommending that the Board nominate or re-nominate such individual for election or reelection (or that the Board elect such individual on an interim basis) as a director based on the extent to which such individual meets the general criteria above and will contribute significantly to satisfying the overall mix of specific criteria identified above and remedying any deficiencies therein.

                o Each annual decision to re-nominate incumbent directors should be based on a careful consideration of each such individual's contributions, including the value of his or her experience as a director of the Company, the availability of new director candidates who may offer unique contributions, and the Company's changing needs.

        D. Diligently seek to identify potential director candidates who will strengthen the Board and remedy any perceived deficiencies in the specific criteria identified above.

                o The Corporate Governance/Nominating Committee shall have sole authority to retain and terminate any search firm used to identify director candidates and to approve any such search firm's fees and other terms of retention.

        E. Submit to the Board the candidates for director to be recommended by the Board for election at each annual meeting of shareholders and to be added to the Board at any other times due to Board expansions, director resignations or retirements, or otherwise.

        F. Monitor performance of directors based on the general criteria and the specific criteria applicable to each such director. If any serious problems are identified, work with such director to resolve such problems or, if necessary, seek such director's resignation or recommend to the Board such person's removal.

        G. Develop and periodically evaluate initial orientation guidelines and continuing education guidelines for each member of the Board and each member of each Board committee regarding his or her responsibilities as a director generally and as a member of any applicable Board committee, and monitor and evaluate annually (and at any additional time a new member joins the Board or any Board committee) each director's cooperation in fulfilling such guidelines. Such guidelines shall take into account all relevant factors, including the nature of each individual's responsibilities and related background and any particular complexities relating to the Company's business, financial statements or other characteristics. These guidelines may impose higher requirements for directors who are members of certain Board committees than for those who are not and may, in appropriate circumstances, impose higher or lower requirements for a particular director based on his or her background and/or occupation.

BOARD COMMITTEES

        H. Evaluate at least annually the performance, authority, operations, charter and composition of each standing or ad hoc Board committee (including any authority of a committee to delegate to a subcommittee) and the performance of each committee member and recommend any changes considered appropriate in the authority, operations, charter, number or membership of each committee. If any serious problems are identified with a committee member, the Corporate Governance/ Nominating Committee shall work with such person to resolve such problems or, if necessary, seek such person's resignation or recommend to the Board such person's removal from the applicable committee(s).

        I. Submit to the Board annually (and at any additional times that any committee members are to be selected) candidates for membership on each Board committee. The Committee will coordinate closely with the full Board as to the selection of an independent director who will qualify to serve on the Audit Committee as a designated "audit committee financial expert."

EVALUATION OF AND SUCCESSOR PLANNING FOR CHIEF EXECUTIVE OFFICER AND OTHER EXECUTIVE OFFICERS

        J. Assist the Board in evaluating the performance of and other factors relating to the retention of the Chief Executive Officer. Assist the Board in overseeing the evaluation of the performance of other executive officers. It is recognized that, subject to oversight by the Board and this Committee and subject to the authority and responsibilities of the Compensation Committee, the Chief Executive Officer will have primary responsibility for evaluating the performance of other executive officers.

        K. Develop and periodically review and revise as appropriate, a management succession plan and related procedures. Consider and recommend to the Board candidates for successor to the Chief Executive Officer of the Company and, with appropriate consideration of the Chief Executive Officer's recommendations, candidates for successors to other executive officers, in each case when vacancies shall occur in those offices.

CORPORATE GOVERNANCE

        L. Review, develop and recommend new corporate governance policies and any changes therein, setting forth the corporate governance principles applicable to the Company.

        M. Monitor and make recommendations to the Board on other matters of Board policies and practices relating to corporate governance.

        N. Review and make recommendations to the Board regarding proposals of shareholders that relate to corporate governance.

ADDITIONAL RESOURCES

        The Corporate Governance/Nominating Committee shall have the right to use reasonable amounts of time of the Company's internal auditors and independent registered public accounting firm, internal and outside lawyers and other internal staff and also shall have the right to hire independent experts, lawyers and other consultants to assist and advise the Committee in connection with its responsibilities. The Corporate Governance/Nominating Committee shall keep the Company's Finance Department advised as to the general range of anticipated expenses for outside consultants.

--------------------------------------------------------------------------------

























                         KENNETH COLE PRODUCTIONS, INC.
                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 17, 2006
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby authorizes Kenneth D. Cole and David P. Edelman, and each of them individually, with power of substitution, to vote and otherwise represent all of the shares of Class A Common Stock of Kenneth Cole Productions, Inc., (the "Company"), held of record by the undersigned, at the Annual Meeting of Shareholders of the Company to be held at the Company's administrative offices, 400 Plaza Drive Secaucus, NJ 07094, on Wednesday, May 17, 2006 at 10:00 a.m. local time, and any adjournment(s) thereof, as indicated on the reverse side hereof.

        The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated in each case, April 17, 2006. All other proxies heretofore given by the undersigned to vote shares of the Company's Class A Common Stock are expressly revoked.

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DESCRIBED ON THE REVERSE HEREOF BY THE SHAREHOLDER. IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF ALL NOMINEES NOMINATED IN ITEM 1, AND FOR PROPOSAL 2.


                                KENNETH COLE PRODUCTIONS, INC.
                                P.O. BOX 11397
                                NEW YORK, N.Y. 10203-0397


(Continued and to be dated and signed on the reverse side.)

--------------------------------------------------------------------------------

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
------------------------------------------------------------------------------------------------------------------------------------


























                                                       DETACH PROXY CARD HERE
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                                                                                                              FOR  AGAINST  ABSTAIN
        MARK, SIGN, DATE AND RETURN                [X]                    2. To ratify the selection by the   [ ]    [ ]      [ ]
        THE PROXY CARD PROMPTLY          VOTES MUST BE INDICATED             Board of Directors of Ernst &
        USING THE ENCLOSED ENVELOPE.    (X) IN BLACK OR BLUE INK.            Young LLP as independent public
                                                                             accountants for the Company for
1. Election of Directors                                                     the fiscal year ending
                                                                             December 31, 2006.
FOR all nominees [ ]   WITHHOLD AUTHORITY to vote [ ]   *EXCEPTIONS  [ ]
                       for all nominees listed below


NOMINEES: Kenneth D. Cole, Robert C. Grayson, Denis F. Kelly,                 To change your address, please mark this box.   [ ]
          Philip B. Miller, Martin E. Franklin, Philip R. Peller

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL               To include any comments, please mark this box.  [ ]
NOMINEE, MARK  THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME
IN THE SPACE PROVIDED BELOW).


*Exceptions _____________________________________________________

                                                                          ----------------------------------------------------------

                                                                          SCAN LINE

                                                                          ----------------------------------------------------------

                                                                          Please sign exactly as the name appears hereon. When
                                                                          shares are held by joint tenants, both should sign. When
                                                                          signing at attorney, executor, administrator, trustee or
                                                                          guardian, please give full title as such. If a corporation please sign in full corporate name by President or other
                                                                          authorized officer and affix corporate seal. If a
                                                                          partnership, please sign in partnership name by general
                                                                          partner.
                                                      _____________________________________    _____________________________________
                                                         Date   Share Owner sign here             Co-Owner sign here

------------------------------------------------------------------------------------------------------------------------------------
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


























                         KENNETH COLE PRODUCTIONS, INC.
                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 17, 2006
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby authorizes Kenneth D. Cole and David P. Edelman, and each of them individually, with power of substitution, to vote and otherwise represent all of the shares of Class B Common Stock of Kenneth Cole Productions, Inc., (the "Company"), held of record by the undersigned, at the Annual Meeting of Shareholders of the Company to be held at the Company's administrative offices, 400 Plaza Drive, 3rd Floor, Secaucus, N.J. 07094, on Wednesday, May 17, 2006 at 10:00 am local time, and any adjournment(s) thereof, as indicated on the reverse side hereof.

        The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated in each case, April 17, 2006. All other proxies heretofore given by the undersigned to vote shares of the Company's Class B Common Stock are expressly revoked.

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DESCRIBED ON THE REVERSE HEREOF BY THE SHAREHOLDER. IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF ALL NOMINEES NOMINATED IN ITEM 1 AND FOR PROPOSAL 2.

(Continued and to be dated and signed on the reverse side.)


                                        KENNETH COLE PRODUCTIONS, INC.
                                        P.O. BOX 11397
                                        NEW YORK, N.Y.  10203-0397























1.  Election of Directors     FOR all nominees   [ ]     WITHHOLD AUTHORITY to vote    [ ]      *EXCEPTIONS  [ ]
                              listed below               for all nominees listed below.


Nominees:  Kenneth D. Cole, Philip B. Miller, Martin E. Franklin, Philip R. Peller
(INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN
THE SPACE PROVIDED BELOW.)

*Exceptions  _______________________________________________________________________________________________________________________


2. To ratify the selection by the Board of Directors of Ernst & Young LLP as Independent public accountants for the Company for the fiscal year ending
    December 31, 2006.

    FOR  [ ]    AGAINST  [ ]    ABSTAIN  [ ]

                                                                                                        CHANGE OF ADDRESS OR
                                                                                                        COMMENTS MARK HERE      [ ]


                                                                                Please sign exactly as names appears hereon. When
                                                                                shares are held by joint tenants, both should sign.
                                                                                When signing at attorney, executor, administrator,
                                                                                trustee or guardian, please give full title as such.
                                                                                If a cor- poration please sign in full corporate
                                                                                name by President or other autho- rized officer and
                                                                                affix corporate seal. If a partnership, please sign
                                                                                in partnership name by general partner.

                                                                                Dated:_______________________________________, 2006


                                                                                ___________________________________________________

                                                                                                Signature of Shareholder
                                                                                                Print Name:


                                                                                ___________________________________________________
                                                                                                Signature

                                                                                VOTES MUST BE INDICATED
                                                                                (X) IN BLACK OR BLUE INK. [X]


MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.